Exhibit 99.4
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( BW)(KY-POMEROY-IT-SOLUTIONS)(PMRY) Pomeroy IT Solutions, Inc.
Announces Organizational Change

     Business Editors/High-Tech Writers

     HEBRON, Ky.--(BUSINESS WIRE)--June 10, 2004--The Board of Directors of Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) ("Pomeroy") today announced that
Stephen E. Pomeroy has been elected to the position of Chief Executive Officer and President of Pomeroy IT Solutions, Inc., and David B. Pomeroy, current CEO, has resigned. Steve Pomeroy had previously been the President and Chief Operating Officer of the Company. David B. Pomeroy, Chairman, stated, "Steve's 19 years of experience in our Company in just about every facet of our business, along with his track record of outstanding performance and achievement, makes him uniquely qualified to become our new Chief Executive Officer."

     Steve Pomeroy is a graduate of Xavier University in Cincinnati, Ohio and joined the Company in 1985. From 1991 to 1994, he worked as a sales/marketing representative for the company. Thereafter, he served as the Company's Director of New Market Development from 1994 through 1996. In September 1996, he was named Vice President of Marketing and Corporate Development for the Company, and he served in that capacity until promoted to the position of Chief Financial Officer, which he held from May 1997 through January 2001. In December 1998, during his tenure as Chief Financial Officer for the Company, Mr. Pomeroy was also elected to simultaneously serve as the President and Chief Executive Officer of Pomeroy Select Integration Solutions, Inc., a wholly owned subsidiary of the Company. Mr. Pomeroy was named President and Chief Operating Officer of the Company in 2001. Mr. Pomeroy has also been a Director of the Company since February 1998. This organizational change is effective immediately.

     About Pomeroy IT Solutions, Inc.

     As a national solutions provider, Pomeroy is uniquely positioned to provide services that span consulting, infrastructure and life cycle services. With over 64% of our total employees deployed as technical experts, the company has the ability to Plan, Design, Implement, Support and Optimize across all categories of its solution offerings. Pomeroy has the ability to leverage its extensive portfolio of services to assist clients in reducing their total cost of ownership, allowing these savings to be reinvested back into the customer's core business. Pomeroy has clientele across a broad spectrum of industries, governments and educational organizations. Pomeroy currently maintains a technical workforce in excess of 1,100 skilled individuals. For the year ended January 5, 2004, Pomeroy IT Solutions reported revenues of $598 million.

     Forward Looking Statements

     Certain statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and as such they involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. These statements are based on information available to the Company as of the date hereof and the Company


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disclaims  any  intention  or  obligation  to  update  any  such forward-looking statements. Factors which could cause actual results to differ materially from current expectations include, but are not limited to, the Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, the estimated needs of customers as conveyed to the Company, market conditions including the overall demand for IT products and services, the terms of applicable agreements and certification programs and the assumptions regarding the Company's performance thereunder, the Company's ability to attract and retain technical personnel and to identify and develop expertise in future-demanded services, the nature and volume of products and services anticipated to be delivered and the Company's ability to obtain sufficient volumes of products and provide services.

    --30--DJL/cl*

    CONTACT: Pomeroy IT Solutions, Inc.
        Mike Rohrkemper, 859-586-0600 x1416
        investor@pomeroy.com
        www.pomeroy.com


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